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                                                                   Exhibit 23(b)


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Dayton Hudson Corporation for the registration of $1,000,000,000 in various debt and equity securities (under a universal shelf registration) and to the incorporation by reference therein of our report dated March 17, 1995, with respect to the consolidated financial statements of Dayton Hudson Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 28, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
January 22, 1996